Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contacts:
Jordan Baucum, Head of Corporate Communications 951-608-8314
Customers Bancorp Reports Results for Third Quarter 2025
Third Quarter 2025 Highlights
•Q3 2025 net income available to common shareholders was $73.7 million, or $2.20 per diluted share; ROAA was 1.26% and ROCE was 15.57%.
•Q3 2025 core earnings*1 were $73.5 million, or $2.20 per diluted share; Core ROAA* was 1.25% and Core ROCE* was 15.52%.
•Q3 2025 net interest margin, tax equivalent (“NIM”) was 3.46%, compared to Q2 2025 NIM of 3.27%, an increase of 19 basis points, primarily due to higher interest income from loan and leases and higher average non-interest bearing deposit balances.
•CET 1 ratio of 13.0%2 at September 30, 2025, compared to 12.1% at June 30, 2025 primarily driven by the successful common equity raise.
•Q3 2025 book value per share and tangible book value per share* both grew by approximately $3.48, or 6.2% over Q2 2025, or 24.8% annualized, with a tangible book value per share* of $59.72 at September 30, 2025.

CEO Commentary
West Reading, Pa, October 23, 2025 - “We are pleased with our third quarter results that show the company’s continued execution of its strategic priorities and underscore our success in growing franchise value,” said Customers Bancorp Chairman and CEO Jay Sidhu.
“During the quarter, we successfully raised $163 million of common equity (net of issuance costs) which further strengthened our already solid capital position and gives us flexibility to potentially redeem the remaining tranche of preferred stock in our capital structure in the fourth quarter of 2025. The success of this offering reflects a clear vote of confidence in our strategy, our team, and the disciplined execution of our business model. We appreciate the trust our new shareholders have placed in us, and we are fully committed to execute to continue to deliver top tier returns.
Our Q3 2025 GAAP earnings were $73.7 million, or $2.20 per diluted share, and core earnings* were $73.5 million, or $2.20 per diluted share. Asset quality remains strong with our NPA ratio at just 0.25% of total assets and reserve levels are robust at 534% of total non-performing loans at the end of Q3 2025. Our TCE / TA ratio* increased by 50 basis points to 8.4% while our balance sheet grew by 7.6%. We believe that our unique strategy, the investments we have continued to make, and the exceptional talent across our organization position us strongly for continued success,” Jay Sidhu continued.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Excludes pre-tax gains on investment securities of $0.3 million.
[2] Regulatory capital ratios as of September 30, 2025 are estimates.

Key Balance Sheet Trends
Loans and Leases Held for Investment
Loans and leases held for investment were $16.3 billion at September 30, 2025, up $893 million, or 5.8%, from June 30, 2025. Specialized lending increased by $629 million, or 9.7% quarter-over-quarter, to $7.1 billion. Multifamily loans increased by $109 million, or 4.9% to $2.4 billion. Consumer installment loans increased by $89 million, or 11.1% to $891 million. Non-owner occupied commercial real estate loans increased by $85 million, or 5.7% to $1.6 billion. Construction loans increased by $25 million, or 25.0% to $123 million and other commercial & industrial loans increased by $18 million, or 1.8% to $1.1 billion. These increases were partially offset by decreases in mortgage finance loans of $49 million, or 3.0% to $1.6 billion, and owner-occupied commercial real estate loans of $6 million, or 0.6% to $1.1 billion.
Loans and leases held for investment of $16.3 billion at September 30, 2025 were up $2.5 billion, or 18.1%, year-over-year. Specialized lending increased by $1.6 billion, or 29.5%, year-over-year. Non-owner occupied commercial real estate loans increased by $256 million, or 19.3%. Multifamily loans increased by $241 million, or 11.4%. Mortgage finance loans increased by $209 million, or 15.3%. Consumer installment loans increased $171 million, or 23.8%, inclusive of the transfer from loans held for sale in Q1 2025. Owner-occupied commercial real estate loans increased by $77 million, or 7.8%. These increases were partially offset by decreases in construction loans of $51 million, or 29.4%, and other commercial and industrial loans of $31 million, or 2.9%.
Investment Securities
At September 30, 2025, total investment securities were $2.8 billion, an increase of $82 million compared to June 30, 2025 and a decrease of $664 million compared to a year ago.

At September 30, 2025, the AFS debt securities portfolio had a spot yield of 5.81%, an effective duration of approximately 2.1 years, and approximately 29% are variable rate. Additionally, 67% of the AFS securities portfolio was AAA rated at September 30, 2025.
At September 30, 2025, the HTM debt securities portfolio represented only 3.3% of total assets, had a spot yield of 3.68% and an effective duration of approximately 3.7 years. Additionally, at September 30, 2025, approximately 58% of the HTM securities were AAA rated and $0.3 billion were credit enhanced asset backed securities with no current expectation of credit losses.
Deposits
Total deposits increased $1.4 billion to $20.4 billion at September 30, 2025 as compared to the prior quarter. The total average cost of deposits decreased by 8 basis points to 2.77% in Q3 2025 from 2.85% in the prior quarter. Total estimated uninsured deposits were $6.8 billion1, or 33% of total deposits (inclusive of accrued interest) at September 30, 2025 with immediately available liquidity covering approximately 146% of these deposits.
Total deposits increased $2.3 billion, or 13%, to $20.4 billion at September 30, 2025 as compared to a year ago. The total average cost of deposits decreased by 69 basis points to 2.77% in Q3 2025 from 3.46% in the prior year.
Borrowings
Total borrowings increased slightly to $1.5 billion at September 30, 2025 as compared to the prior quarter. Total borrowings increased $79 million, or 6%, to $1.5 billion at September 30, 2025 as compared to a year ago. This increase primarily resulted from net draws of $85 million in FHLB advances.
1 Uninsured deposits (estimate) of $8.7 billion to be reported on the Bank’s call report, less deposits of $1.7 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $227 million.

Capital
Customers Bancorp’s common equity increased $263 million to $2.0 billion, and tangible common equity* increased $263 million to $2.0 billion, at September 30, 2025 compared to the prior quarter, respectively, primarily from earnings of $74 million and the issuance of 2,518,248 shares at $68.50 (before issuance costs) on September 5, 2025. Customers Bancorp’s common equity increased $380 million to $2.0 billion, and tangible common equity* increased $380 million to $2.0 billion, at September 30, 2025 compared to a year ago, respectively, primarily from earnings of $162 million, the issuance of 2,518,248 shares and a decrease in AOCI of $55 million (net of taxes) mostly from decreased unrealized losses on investment securities, offset in part by $7 million of common share repurchases. Book value per common share increased to $59.83 from $56.36 and $53.07, and tangible book value per common share* increased to $59.72 from $56.24 and $52.96, at September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
Credit Quality
The provision for credit losses in Q3 2025 was $27 million, compared to $21 million in Q2 2025 and $17 million in Q3 2024.
Net charge-offs were $15 million in Q3 2025, compared to $13 million in Q2 2025, and $17 million in Q3 2024.
The allowance for credit losses on loans and leases was $152 million at September 30, 2025, compared to $147 million at June 30, 2025 and $133 million at September 30, 2024.
Non-performing loans at September 30, 2025 decreased to 0.17% of total loans and leases, compared to 0.18% at June 30, 2025 and 0.34% at September 30, 2024.
Key Profitability Trends
Net Interest Income
Net interest income totaled $201.9 million in Q3 2025, an increase of $25.2 million from Q2 2025. This increase was driven by an increase in interest income of $33.5 million primarily due to higher average loan balances, higher average interesting earning deposits, and higher discount accretion.
“Net interest margin continued to expand in the quarter as we realized the benefits of deposit led loan growth, growth in non-interest bearing and lower-cost deposits, and well managed funding costs,” stated Customers Bancorp President Sam Sidhu. “We continue to have positive drivers to net interest income on both sides of the balance sheet. We have a strong loan pipeline and our primarily deposit focused commercial banking team recruitment strategy continued to gain momentum with an additional 4 teams joining in the third quarter. This represents 7 new teams in 2025 and our recruitment pipeline remains strong,” stated Sam Sidhu.
Net interest income totaled $201.9 million in Q3 2025, an increase of $43.4 million from Q3 2024. This increase was primarily due to lower interest expense from a favorable shift in deposit mix and lower market interest rates, and higher interest income primarily due to higher average loan balances, higher average interesting earning deposits, and higher discount accretion.
Non-Interest Income
Reported non-interest income totaled $30.2 million for Q3 2025, an increase of $0.6 million compared to $29.6 million for Q2 2025. The increase was primarily due to an increase in loan fees primarily resulting from the settlement of certain stock warrants and a decrease in net loss on sale of investment securities, partially offset by a decrease in other non-interest income of $4.3 million primarily from a decrease of $1.5 million in gain on sale of leased assets and $1.8 million of fees in Q2 2025 associated with the sunsetting of a loan origination program with a fintech company, which was acquired by a bank.

Non-interest income totaled $30.2 million for Q3 2025, an increase of $21.6 million compared to Q3 2024. The increase was primarily due to $14.3 million of loss on leases of commercial clean vehicles that were accounted for as sales-type leases and included within net gain (loss) on sale of loans and leases in Q3 2024 and increases in loan fees of $3.4 million primarily resulting from the settlement of certain stock warrants and deposit account fees of $1.8 million. The commercial clean vehicle leases generated the same amount of investment tax credits that were included as a benefit to income tax expense in Q3 2024.
Non-Interest Expense
Non-interest expenses totaled $105.2 million in Q3 2025, a decrease of $1.4 million compared to Q2 2025. The decrease was primarily attributable to decreases of $3.4 million in FDIC assessments and $1.6 million in professional fees, partially offset by an increase of $2.9 million in salaries and employee benefits primarily due to higher headcount and incentives.
“As previously communicated, we continued to reinvest a portion of the benefit of our operational excellence initiatives to further strengthen our human capital, risk management and technology infrastructure to support the next phase of growth. Even with these investments our efficiency ratio declined for the fourth consecutive quarter as we drove positive operating leverage,” stated Sam Sidhu.
Non-interest expenses totaled $105.2 million in Q3 2025, an increase of $1.2 million compared to Q3 2024. The increase was primarily attributable to increases of $3.2 million in professional fees including the investment in our risk management infrastructure, $1.7 million in commercial lease depreciation, $1.4 million in occupancy and $1.0 million in salaries and employee benefits associated with the Bank’s growth. These increases were partially offset by decreases of $3.2 million in technology, communication and bank operations primarily due to lower deposit servicing fees, provision for credit losses on unfunded lending commitments and fees paid to a fintech company related to a consumer installment loan origination program.
Taxes
Income tax expense increased by $6.6 million to a provision of $24.6 million in Q3 2025 from $18.0 million in Q2 2025 primarily due to higher pre-tax income, and increased by $25.3 million from a benefit of $0.7 million in Q3 2024 primarily due to higher pre-tax income and lower estimated income tax credits for 2025. The effective tax rate was 24.5% for Q3 2025.
Outlook
“We were very pleased with our third quarter results and remain focused on executing in those areas which differentiate us from our peers. We believe that truly exceptional service, sophisticated product offerings, recruitment of top talent, and a single-point-of-contact service model will deliver sustainable long-term growth. Importantly, our cubiX platform is proving to be a mission-critical real-time payments solution for our commercial clients and our team recruitment strategy is continuing to gain momentum, which we feel will continue to differentiate our company and drive long-term franchise value. We believe we are incredibly well positioned to continue to take market share winning new client relationships and that we have the right strategy, the right team, and a client-centric culture to achieve our goals in 2025 and beyond,” concluded Sam Sidhu.

Webcast
Date:            Friday, October 24, 2025
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com and at the Customers Bancorp 3rd Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Head of Corporate Communications, Jordan Baucum at jbaucum@customersbank.com.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with over $24 billion in assets making it one of the 80 largest bank holding companies in the U.S. Customers Bank’s commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service distinguished by a Single Point of Contact approach. In addition to traditional lines such as C&I lending, commercial real estate lending and multifamily lending, Customers Bank also provides a number of national corporate banking services to specialized lending clients. Major accolades include:
•Named a Top 10 Performing Bank by American Banker for five consecutive years (2021-2025), including the #1 spot in 2024 among midsize banks ($10B to $50B in assets)
•No. 72 out of the 100 largest publicly traded banks in 2025 Forbes Best Banks list
•2024 Inc. Magazine Best in Business List in Financial Services Category
•Net Promoter Score of 73 compared to industry average of 41
A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: a continuation of the recent turmoil in the banking industry, responsive measures taken by us and regulatory authorities to mitigate and manage related risks, regulatory actions taken that address related issues and the costs and obligations associated therewith, such as the FDIC special assessments; the potential for negative consequences resulting from regulatory violations, investigations and examinations, including potential supervisory actions, the assessment of fines and penalties, the imposition of sanctions, the need to undertake remedial actions and possible damage to our reputation; effects of competition on deposit rates and growth, loan rates and growth and net interest margin; failure to identify and adequately and promptly address cybersecurity risks, including data breaches and cyberattacks; public health crises and pandemics and their effects on the economic and business environments in which we operate; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and military conflicts, including the war between Russia and Ukraine and ongoing conflict in the Middle East, which could impact economic conditions in the United States; the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; higher inflation and its impacts; the effects of changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs on its trading partners; and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2024, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2025	2025	2025	2024	2024	2025	2024

GAAP Profitability Metrics:
Net income available to common shareholders	$73,726	$55,846	$9,523	$23,266	$42,937	$139,095	$143,163
Per share amounts:
Earnings per share - diluted	$2.20	$1.73	$0.29	$0.71	$1.31	$4.24	$4.37
Book value per common share	$59.83	$56.36	$54.85	$54.20	$53.07	$59.83	$53.07
Return on average assets (“ROAA”)	1.26%	1.09%	0.23%	0.48%	0.88%	0.87%	0.97%
Return on average common equity (“ROCE”)	15.57%	12.79%	2.23%	5.50%	10.44%	10.41%	12.10%
Net interest margin, tax equivalent	3.46%	3.27%	3.13%	3.11%	3.06%	3.30%	3.16%
Efficiency ratio	45.39%	51.23%	52.94%	56.86%	62.40%	49.62%	55.97%
Non-GAAP Profitability Metrics (1):
Core earnings	$73,473	$58,147	$50,002	$44,168	$43,838	$181,622	$138,937
Per share amounts:
Core earnings per share - diluted	$2.20	$1.80	$1.54	$1.36	$1.34	$5.54	$4.24
Tangible book value per common share	$59.72	$56.24	$54.74	$54.08	$52.96	$59.72	$52.96
Core ROAA	1.25%	1.10%	0.97%	0.86%	0.89%	1.11%	0.95%
Core ROCE	15.52%	13.32%	11.72%	10.44%	10.66%	13.59%	11.74%
Core efficiency ratio	45.40%	51.56%	52.69%	56.12%	61.69%	49.65%	56.29%
Balance Sheet Trends:
Total assets	$24,260,163	$22,550,800	$22,423,044	$22,308,241	$21,456,082	$24,260,163	$21,456,082
Total cash and investment securities	$6,997,783	$6,234,043	$6,424,406	$6,797,562	$6,564,528	$6,997,783	$6,564,528
Total loans and leases	$16,303,147	$15,412,400	$15,097,968	$14,653,556	$14,053,116	$16,303,147	$14,053,116
Non-interest bearing demand deposits	$6,380,879	$5,481,065	$5,552,605	$5,608,288	$4,670,809	$6,380,879	$4,670,809
Total deposits	$20,405,023	$18,976,018	$18,932,925	$18,846,461	$18,069,389	$20,405,023	$18,069,389
Asset Quality:
Net charge-offs	$15,371	$13,115	$17,144	$14,612	$17,044	$45,630	$53,723
Annualized net charge-offs to average total loans and leases	0.39%	0.35%	0.48%	0.41%	0.50%	0.40%	0.54%
Nonaccrual / non-performing loans (“NPLs”)	$28,421	$28,443	$43,513	$43,275	$47,326	$28,421	$47,326
NPLs to total loans and leases	0.17%	0.18%	0.29%	0.30%	0.34%	0.17%	0.34%
Reserves to NPLs	534.14%	518.29%	324.22%	316.06%	281.36%	534.14%	281.36%
Non-performing assets (“NPAs”)	$61,057	$60,778	$57,960	$55,807	$47,326	$61,057	$47,326
NPAs to total assets	0.25%	0.27%	0.26%	0.25%	0.22%	0.25%	0.22%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data and stock price data)	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2025	2025	2025	2024	2024	2025	2024

Capital Metrics:
Common equity to total assets	8.4%	7.9%	7.7%	7.6%	7.8%	8.4%	7.8%
Tangible common equity to tangible assets (1)	8.4%	7.9%	7.7%	7.6%	7.7%	8.4%	7.7%
Common equity Tier 1 capital ratio (2)	13.0%	12.05%	11.72%	12.09%	12.46%	13.0%	12.46%
Total risk based capital ratio (2)	15.4%	14.49%	14.61%	14.88%	15.36%	15.4%	15.36%
Customers Bank Capital Ratios (2):
Common equity Tier 1 capital to risk-weighted assets	13.3%	13.00%	12.40%	12.96%	13.64%	13.3%	13.64%
Total capital to risk-weighted assets	14.6%	14.43%	13.92%	14.34%	15.06%	14.6%	15.06%
Tier 1 capital to average assets (leverage ratio)	8.8%	8.86%	8.43%	8.65%	9.08%	8.8%	9.08%
Share amounts:
Average shares outstanding - basic	32,340,813	31,585,390	31,447,623	31,346,920	31,567,797	31,794,547	31,563,660
Average shares outstanding - diluted	33,460,055	32,374,061	32,490,572	32,557,621	32,766,488	32,778,447	32,773,365
Shares outstanding	34,163,506	31,606,934	31,479,132	31,346,507	31,342,107	34,163,506	31,342,107

(1) Customers’ reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(2) Regulatory capital ratios are estimated for Q3 2025 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected to apply the CECL capital transition provisions which delayed the effects of CECL on regulatory capital for two years until January 1, 2022, followed by a three-year transition period. The cumulative CECL capital transition impact as of December 31, 2021 which amounted to $61.6 million was phased in at 25% per year beginning on January 1, 2022 through December 31, 2024. As of September 30, 2025, our regulatory capital ratios reflected the full effect of CECL on regulatory capital.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)						Nine Months Ended
	Q3	Q2	Q1	Q4	Q3	September 30,
	2025	2025	2025	2024	2024	2025	2024
Interest income:
Loans and leases	$272,131	$246,869	$231,008	$230,534	$228,659	$750,008	$670,923
Investment securities	36,091	37,381	34,339	39,638	46,265	107,811	140,653
Interest earning deposits	49,639	39,972	42,914	48,147	44,372	132,525	142,695
Loans held for sale	1,589	1,806	4,761	9,447	10,907	8,156	36,626
Other	2,029	1,973	1,887	2,140	1,910	5,889	7,031
Total interest income	361,479	328,001	314,909	329,906	332,113	1,004,389	997,928

Interest expense:
Deposits	141,983	134,045	131,308	144,974	155,829	407,336	458,338
FHLB advances	12,945	12,717	11,801	12,595	12,590	37,463	39,512
Subordinated debt	3,251	3,229	3,212	3,349	3,537	9,692	8,960
Other borrowings	1,388	1,307	1,142	1,167	1,612	3,837	4,535
Total interest expense	159,567	151,298	147,463	162,085	173,568	458,328	511,345
Net interest income	201,912	176,703	167,446	167,821	158,545	546,061	486,583
Provision for credit losses	26,543	20,781	28,297	21,194	17,066	75,621	52,257
Net interest income after provision for credit losses	175,369	155,922	139,149	146,627	141,479	470,440	434,326

Non-interest income:
Commercial lease income	11,536	11,056	10,668	10,604	10,093	33,260	30,058
Loan fees	11,443	9,106	7,235	8,639	8,011	27,784	18,524
Bank-owned life insurance	2,165	2,249	4,660	2,125	2,049	9,074	7,317
Mortgage finance transactional fees	1,298	1,175	933	1,010	1,087	3,406	3,091
Net gain (loss) on sale of loans and leases	—	—	2	(852)	(14,548)	2	(14,776)
Net gain (loss) on sale of investment securities	186	(1,797)	—	(26,260)	—	(1,611)	(749)
Impairment loss on debt securities	—	—	(51,319)	—	—	(51,319)	—
Unrealized gain on equity method investments	—	—	—	389	—	—	11,041
Other	3,563	7,817	3,331	3,954	1,865	14,711	6,319
Total non-interest income (loss)	30,191	29,606	(24,490)	(391)	8,557	35,307	60,825

Non-interest expense:
Salaries and employee benefits	48,723	45,848	42,674	47,147	47,717	137,245	128,689
Technology, communication and bank operations	10,415	10,382	11,312	13,435	13,588	32,109	51,719
Commercial lease depreciation	9,463	8,743	8,463	8,933	7,811	26,669	23,610
Professional services	12,281	13,850	11,857	13,473	9,048	37,988	21,505
Loan servicing	4,167	4,053	4,630	4,584	3,778	12,850	11,325
Occupancy	4,370	3,551	3,412	3,335	2,987	11,333	8,454
FDIC assessments, non-income taxes and regulatory fees	8,505	11,906	11,750	10,077	7,902	32,161	31,607
Advertising and promotion	636	461	528	1,645	908	1,625	2,844
Other	6,657	7,832	8,145	7,746	10,279	22,634	26,886
Total non-interest expense	105,217	106,626	102,771	110,375	104,018	314,614	306,639
Income before income tax expense (benefit)	100,343	78,902	11,888	35,861	46,018	191,133	188,512
Income tax expense (benefit)	24,598	17,963	(1,024)	8,946	(725)	41,537	33,958
Net income	75,745	60,939	12,912	26,915	46,743	149,596	154,554
Preferred stock dividends	2,019	3,185	3,389	3,649	3,806	8,593	11,391
Loss on redemption of preferred stock	—	1,908	—	—	—	1,908	—
Net income available to common shareholders	$73,726	$55,846	$9,523	$23,266	$42,937	$139,095	$143,163

Basic earnings per common share	$2.28	$1.77	$0.30	$0.74	$1.36	$4.37	$4.54
Diluted earnings per common share	2.20	1.73	0.29	0.71	1.31	4.24	4.37

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
ASSETS
Cash and due from banks	$57,951	$72,986	$62,146	$56,787	$39,429
Interest earning deposits	4,127,688	3,430,525	3,366,544	3,729,144	3,048,593
Cash and cash equivalents	4,185,639	3,503,511	3,428,690	3,785,931	3,088,022
Investment securities, at fair value	2,010,820	1,877,406	2,057,555	2,019,694	2,412,069
Investment securities held to maturity	801,324	853,126	938,161	991,937	1,064,437
Loans held for sale	30,897	32,963	37,529	204,794	275,420
Loans and leases receivable	14,673,636	13,719,829	13,555,820	13,127,634	12,527,283
Loans receivable, mortgage finance, at fair value	1,486,978	1,536,254	1,366,460	1,321,128	1,250,413
Loans receivable, installment, at fair value	111,636	123,354	138,159	—	—
Allowance for credit losses on loans and leases	(151,809)	(147,418)	(141,076)	(136,775)	(133,158)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	16,120,441	15,232,019	14,919,363	14,311,987	13,644,538
FHLB, Federal Reserve Bank, and other restricted stock	103,290	100,590	96,758	96,214	95,035
Accrued interest receivable	106,379	101,481	105,800	108,351	115,588
Bank premises and equipment, net	15,340	5,978	6,653	6,668	6,730
Bank-owned life insurance	303,212	300,747	298,551	297,641	295,531
Other real estate owned	12,432	12,306	—	—	—
Goodwill and other intangibles	3,629	3,629	3,629	3,629	3,629
Other assets	566,760	527,044	530,355	481,395	455,083
Total assets	$24,260,163	$22,550,800	$22,423,044	$22,308,241	$21,456,082

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand, non-interest bearing deposits	$6,380,879	$5,481,065	$5,552,605	$5,608,288	$4,670,809
Interest bearing deposits	14,024,144	13,494,953	13,380,320	13,238,173	13,398,580
Total deposits	20,405,023	18,976,018	18,932,925	18,846,461	18,069,389
FHLB advances	1,195,437	1,195,377	1,133,456	1,128,352	1,117,229
Other borrowings	99,173	99,138	99,103	99,068	99,033
Subordinated debt	182,718	182,649	182,579	182,509	182,439
Accrued interest payable and other liabilities	251,753	234,060	210,421	215,168	186,812
Total liabilities	22,134,104	20,687,242	20,558,484	20,471,558	19,654,902

Preferred stock	82,201	82,201	137,794	137,794	137,794
Common stock	36,161	36,123	35,995	35,758	35,734
Additional paid in capital	662,252	572,473	570,172	575,333	571,609
Retained earnings	1,465,106	1,391,380	1,335,534	1,326,011	1,302,745
Accumulated other comprehensive income (loss), net	(51,089)	(71,325)	(67,641)	(96,560)	(106,082)
Treasury stock, at cost	(68,572)	(147,294)	(147,294)	(141,653)	(140,620)
Total shareholders’ equity	2,126,059	1,863,558	1,864,560	1,836,683	1,801,180
Total liabilities and shareholders’ equity	$24,260,163	$22,550,800	$22,423,044	$22,308,241	$21,456,082

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$4,409,220	$49,639	4.47%	$3,565,168	$39,972	4.50%	$3,224,940	$44,372	5.47%
Investment securities (1)	2,931,351	36,091	4.88%	2,890,878	37,381	5.19%	3,706,974	46,265	4.97%
Loans and leases:
Commercial & industrial:
Specialized lending loans and leases (2)	7,317,299	136,652	7.41%	6,785,684	126,854	7.50%	5,805,389	124,667	8.54%
Other commercial & industrial loans (2)	1,492,155	35,475	9.43%	1,484,528	25,862	6.99%	1,533,057	24,654	6.40%
Mortgage finance loans	1,478,871	18,454	4.95%	1,501,484	18,349	4.90%	1,267,656	17,723	5.56%
Multifamily loans	2,306,373	25,931	4.46%	2,317,381	25,281	4.38%	2,071,340	21,147	4.06%
Non-owner occupied commercial real estate loans	1,635,937	24,148	5.86%	1,581,087	23,003	5.84%	1,411,533	21,065	5.94%
Residential mortgages	551,436	6,647	4.78%	537,008	6,344	4.74%	525,285	6,082	4.61%
Installment loans	938,890	26,413	11.16%	879,972	22,982	10.48%	1,029,812	24,228	9.36%
Total loans and leases (3)	15,720,961	273,720	6.91%	15,087,144	248,675	6.61%	13,644,072	239,566	6.99%
Other interest-earning assets	140,011	2,029	5.75%	133,824	1,973	5.91%	118,914	1,910	6.39%
Total interest-earning assets	23,201,543	361,479	6.19%	21,677,014	328,001	6.07%	20,694,900	332,113	6.39%
Non-interest-earning assets	729,180			685,975			535,504
Total assets	$23,930,723			$22,362,989			$21,230,404
Liabilities
Interest checking accounts	$4,983,168	$48,105	3.83%	$4,935,587	$47,245	3.84%	$5,787,026	$65,554	4.51%
Money market deposit accounts	4,360,446	42,980	3.91%	4,137,035	40,397	3.92%	3,676,994	42,128	4.56%
Other savings accounts	1,485,652	14,724	3.93%	1,325,639	12,767	3.86%	1,563,970	18,426	4.69%
Certificates of deposit	3,108,831	36,174	4.62%	2,852,645	33,636	4.73%	2,339,937	29,721	5.05%
Total interest-bearing deposits (4)	13,938,097	141,983	4.04%	13,250,906	134,045	4.06%	13,367,927	155,829	4.64%
Borrowings	1,429,981	17,584	4.88%	1,417,370	17,253	4.88%	1,334,905	17,739	5.29%
Total interest-bearing liabilities	15,368,078	159,567	4.12%	14,668,276	151,298	4.14%	14,702,832	173,568	4.70%
Non-interest-bearing deposits (4)	6,362,360			5,593,581			4,557,815
Total deposits and borrowings	21,730,438		2.91%	20,261,857		2.99%	19,260,647		3.59%
Other non-interest-bearing liabilities	239,969			221,465			195,722
Total liabilities	21,970,407			20,483,322			19,456,369
Shareholders’ equity	1,960,316			1,879,667			1,774,035
Total liabilities and shareholders’ equity	$23,930,723			$22,362,989			$21,230,404
Net interest income		201,912			176,703			158,545
Tax-equivalent adjustment		360			366			392
Net interest earnings		$202,272			$177,069			$158,937
Interest spread			3.27%			3.07%			2.80%
Net interest margin			3.46%			3.27%			3.05%
Net interest margin tax equivalent (5)			3.46%			3.27%			3.06%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 2.77%, 2.85% and 3.46% for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively.

(5) Tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, presented to approximate interest income as a taxable asset.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED (CONTINUED)
(Dollars in thousands)
	Nine Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$3,946,022	$132,525	4.49%	$3,471,011	$142,695	5.49%
Investment securities (1)	2,973,600	107,811	4.85%	3,736,770	140,653	5.03%
Loans and leases:
Commercial & industrial:
Specialized lending loans and leases (2)	6,862,095	384,457	7.49%	5,507,963	361,234	8.76%
Other commercial & industrial loans (2)	1,506,324	85,270	7.57%	1,575,815	76,487	6.48%
Mortgage finance loans	1,411,814	51,555	4.88%	1,151,173	45,640	5.30%
Multifamily loans	2,299,335	74,876	4.35%	2,100,501	63,863	4.06%
Non-owner occupied commercial real estate loans	1,589,446	68,715	5.78%	1,385,685	61,714	5.95%
Residential mortgages	539,762	19,219	4.76%	522,876	17,745	4.53%
Installment loans	919,021	74,072	10.78%	1,131,633	80,866	9.55%
Total loans and leases (3)	15,127,797	758,164	6.70%	13,375,646	707,549	7.07%
Other interest-earning assets	133,921	5,889	5.88%	112,365	7,031	8.36%
Total interest-earning assets	22,181,340	1,004,389	6.05%	20,695,792	997,928	6.44%
Non-interest-earning assets	694,136			487,991
Total assets	$22,875,476			$21,183,783
Liabilities
Interest checking accounts	$5,090,947	$145,253	3.81%	$5,682,240	$191,132	4.49%
Money market deposit accounts	4,128,528	121,144	3.92%	3,419,880	117,106	4.57%
Other savings accounts	1,322,135	38,182	3.86%	1,708,625	61,008	4.77%
Certificates of deposit	2,905,047	102,757	4.73%	2,374,982	89,092	5.01%
Total interest-bearing deposits (4)	13,446,657	407,336	4.05%	13,185,727	458,338	4.64%
Borrowings	1,398,401	50,992	4.88%	1,431,520	53,007	4.95%
Total interest-bearing liabilities	14,845,058	458,328	4.13%	14,617,247	511,345	4.67%
Non-interest-bearing deposits (4)	5,891,249			4,626,580
Total deposits and borrowings	20,736,307		2.95%	19,243,827		3.55%
Other non-interest-bearing liabilities	235,938			221,278
Total liabilities	20,972,245			19,465,105
Shareholders’ equity	1,903,231			1,718,678
Total liabilities and shareholders’ equity	$22,875,476			$21,183,783
Net interest income		546,061			486,583
Tax-equivalent adjustment		1,089			1,179
Net interest earnings		$547,150			$487,762
Interest spread			3.10%			2.89%
Net interest margin			3.29%			3.15%
Net interest margin tax equivalent (5)			3.30%			3.16%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 2.82% and 3.44% for the nine months ended September 30, 2025 and 2024, respectively.
(5) Tax-equivalent basis, using an estimated marginal tax rate of 26% for the nine months ended September 30, 2025 and 2024, presented to approximate interest income as a taxable asset.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Loans and leases held for investment
Commercial:
Commercial & industrial:
Specialized lending	$7,083,620	$6,454,661	$6,070,093	$5,842,420	$5,468,507
Other commercial & industrial	1,056,173	1,037,684	1,062,933	1,062,631	1,087,222
Mortgage finance	1,577,038	1,625,764	1,477,896	1,440,847	1,367,617
Multifamily	2,356,590	2,247,282	2,322,123	2,252,246	2,115,978
Commercial real estate owner occupied	1,058,741	1,065,006	1,139,126	1,100,944	981,904
Commercial real estate non-owner occupied	1,582,332	1,497,385	1,438,906	1,359,130	1,326,591
Construction	123,290	98,626	154,647	147,209	174,509
Total commercial loans and leases	14,837,784	14,026,408	13,665,724	13,205,427	12,522,328
Consumer:
Residential	514,544	520,570	496,772	496,559	500,786
Manufactured housing	28,749	30,287	31,775	33,123	34,481
Installment:
Personal	570,768	457,728	493,276	463,854	453,739
Other	320,405	344,444	372,892	249,799	266,362
Total installment loans	891,173	802,172	866,168	713,653	720,101
Total consumer loans	1,434,466	1,353,029	1,394,715	1,243,335	1,255,368
Total loans and leases held for investment	$16,272,250	$15,379,437	$15,060,439	$14,448,762	$13,777,696

Loans held for sale
Commercial:
Commercial real estate non-owner occupied	$4,700	$—	$—	$—	$—
Total commercial loans and leases	4,700	—	—	—	—
Consumer:
Residential	2,229	5,180	1,465	1,836	2,523
Installment:
Personal	23,728	27,682	36,000	40,903	55,799
Other	240	101	64	162,055	217,098
Total installment loans	23,968	27,783	36,064	202,958	272,897
Total consumer loans	26,197	32,963	37,529	204,794	275,420
Total loans held for sale	$30,897	$32,963	$37,529	$204,794	$275,420

Total loans and leases portfolio	$16,303,147	$15,412,400	$15,097,968	$14,653,556	$14,053,116

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

Demand, non-interest bearing	$6,380,879	$5,481,065	$5,552,605	$5,608,288	$4,670,809
Demand, interest bearing	5,050,437	4,912,839	5,137,961	5,553,698	5,606,500
Total demand deposits	11,431,316	10,393,904	10,690,566	11,161,986	10,277,309
Savings	1,554,533	1,375,072	1,327,854	1,131,819	1,399,968
Money market	4,339,371	4,206,516	4,057,458	3,844,451	3,961,028
Time deposits	3,079,803	3,000,526	2,857,047	2,708,205	2,431,084
Total deposits	$20,405,023	$18,976,018	$18,932,925	$18,846,461	$18,069,389

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)
	As of September 30, 2025			As of June 30, 2025			As of September 30, 2024
Loan type	Total loans	Allowance for credit losses	Total reserves to total loans	Total loans	Allowance for credit losses	Total reserves to total loans	Total loans	Allowance for credit losses	Total reserves to total loans
Commercial:
Commercial & industrial, including specialized lending	$8,229,853	$34,395	0.42%	$7,581,855	$36,262	0.48%	$6,672,933	$25,191	0.38%
Multifamily	2,356,590	19,973	0.85%	2,247,282	20,864	0.93%	2,115,978	18,090	0.85%
Commercial real estate owner occupied	1,058,741	10,991	1.04%	1,065,006	12,514	1.18%	981,904	10,913	1.11%
Commercial real estate non-owner occupied	1,582,332	19,784	1.25%	1,497,385	20,679	1.38%	1,326,591	17,303	1.30%
Construction	123,290	1,978	1.60%	98,626	2,160	2.19%	174,509	1,606	0.92%
Total commercial loans and leases receivable	13,350,806	87,121	0.65%	12,490,154	92,479	0.74%	11,271,915	73,103	0.65%

Consumer:
Residential	514,544	6,345	1.23%	520,570	6,331	1.22%	500,786	5,838	1.17%
Manufactured housing	28,749	3,508	12.20%	30,287	3,721	12.29%	34,481	4,080	11.83%
Installment	779,537	54,835	7.03%	678,818	44,887	6.61%	720,101	50,137	6.96%
Total consumer loans receivable	1,322,830	64,688	4.89%	1,229,675	54,939	4.47%	1,255,368	60,055	4.78%

Loans and leases receivable held for investment	14,673,636	151,809	1.03%	13,719,829	147,418	1.07%	12,527,283	133,158	1.06%

Loans receivable, mortgage finance, at fair value	1,486,978	—	—%	1,536,254	—	—%	1,250,413	—	—%
Loans receivable, installment, at fair value	111,636	—	—%	123,354	—	—%	—	—	—%
Loans held for sale	30,897	—	—%	32,963	—	—%	275,420	—	—%

Total loans and leases portfolio	$16,303,147	$151,809	0.93%	$15,412,400	$147,418	0.96%	$14,053,116	$133,158	0.95%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED (CONTINUED)
(Dollars in thousands)
	As of September 30, 2025			As of June 30, 2025			As of September 30, 2024
Loan type	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs
Commercial:
Commercial & industrial, including specialized lending	$4,430	0.05%	776.41%	$4,218	0.06%	859.70%	$4,615	0.07%	545.85%
Multifamily	—	—%	—%	—	—%	—%	11,834	0.56%	152.86%
Commercial real estate owner occupied	3,932	0.37%	279.53%	7,005	0.66%	178.64%	8,613	0.88%	126.70%
Commercial real estate non-owner occupied	—	—%	—%	62	0.00%	33353.23%	763	0.06%	2267.76%
Construction	—	—%	—%	—	—%	—%	—	—%	—%
Total commercial loans and leases receivable	8,362	0.06%	1041.87%	11,285	0.09%	819.49%	25,825	0.23%	283.07%

Consumer:
Residential	7,631	1.48%	83.15%	8,234	1.58%	76.89%	7,997	1.60%	73.00%
Manufactured housing	1,315	4.57%	266.77%	1,608	5.31%	231.41%	1,869	5.42%	218.30%
Installment	4,225	0.54%	1297.87%	4,944	0.73%	907.91%	6,328	0.88%	792.30%
Total consumer loans receivable	13,171	1.00%	491.14%	14,786	1.20%	371.56%	16,194	1.29%	370.85%

Loans and leases receivable	21,533	0.15%	705.01%	26,071	0.19%	565.45%	42,019	0.34%	316.90%

Loans receivable, mortgage finance, at fair value	—	—%	—%	—	—%	—%	—	—%	—%
Loans receivable, installment, at fair value	1,872	1.68%	—%	1,961	1.59%	—%	—	—%	—%
Loans held for sale	5,016	16.23%	—%	411	1.25%	—%	5,307	1.93%	—%

Total loans and leases portfolio	$28,421	0.17%	534.14%	$28,443	0.18%	518.29%	$47,326	0.34%	281.36%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2025	2025	2025	2024	2024	2025	2024
Loan type
Commercial & industrial, including specialized lending	$2,180	$3,871	$3,231	$3,653	$5,056	$9,282	$14,393
Multifamily	—	—	3,834	—	2,167	3,834	4,073
Commercial real estate owner occupied	335	411	16	339	4	762	26
Commercial real estate non-owner occupied	3,073	—	—	145	—	3,073	—
Construction	—	(3)	(3)	—	(3)	(6)	(10)
Residential	25	(4)	—	(18)	(21)	21	(23)
Installment	9,758	8,840	10,066	10,493	9,841	28,664	35,264
Total net charge-offs (recoveries) from loans held for investment	$15,371	$13,115	$17,144	$14,612	$17,044	$45,630	$53,723

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
LOANS AND LEASES RISK RATINGS - UNAUDITED
(Dollars in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Loans and leases (1) risk ratings:
Commercial loans and leases
Pass	$12,927,467	$12,047,656	$11,815,403	$11,403,930	$10,844,500
Special Mention	187,794	174,587	189,155	175,055	178,026
Substandard	230,079	256,849	276,018	282,563	218,921
Total commercial loans and leases	13,345,340	12,479,092	12,280,576	11,861,548	11,241,447
Consumer loans
Performing	1,308,987	1,209,377	1,242,753	1,227,359	1,240,581
Non-performing	13,843	20,298	13,803	15,976	14,787
Total consumer loans	1,322,830	1,229,675	1,256,556	1,243,335	1,255,368
Loans and leases receivable (1)	$14,668,170	$13,708,767	$13,537,132	$13,104,883	$12,496,815

(1)    Risk ratings are assigned to loans and leases held for investment, and excludes loans held for sale, loans receivable, mortgage finance, at fair value, loans receivable, installment, at fair value and eligible PPP loans that are fully guaranteed by the Small Business Administration.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP. Starting in Q3 2025, certain adjustments to GAAP measures were no longer included as our intention going forward is to limit these adjustments to those items of greatest significance.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings and Adjusted Core Earnings - Customers Bancorp											Nine Months Ended September 30,
	Q3 2025		Q2 2025		Q1 2025		Q4 2024		Q3 2024		2025		2024
(Dollars in thousands, except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$73,726	$2.20	$55,846	$1.73	$9,523	$0.29	$23,266	$0.71	$42,937	$1.31	$139,095	$4.24	$143,163	$4.37
Reconciling items (after tax):
Severance expense	—	—	—	—	—	—	1,198	0.04	540	0.02	—	—	2,468	0.08
Impairment loss on debt securities	—	—	—	—	39,875	1.23	—	—	—	—	39,875	1.22	—	—
Legal settlement	—	—	—	—	—	—	157	0.00	—	—	—	—	—	—
(Gains) losses on investment securities	(253)	(0.01)	1,388	0.04	(124)	0.00	20,035	0.62	(322)	(0.01)	1,011	0.03	296	0.01
Derivative credit valuation adjustment	—	—	—	—	210	0.01	(306)	(0.01)	185	0.01	210	0.01	310	0.01
FDIC special assessment	—	—	—	—	—	—	—	—	—	—	—	—	518	0.02
Unrealized (gain) on equity method investments	—	—	—	—	—	—	(292)	(0.01)	—	—	—	—	(8,316)	(0.25)
Loss on redemption of preferred stock	—	—	1,908	0.06	—	—	—	—	—	—	1,908	0.06	—	—
Unrealized (gain) loss on loans held for sale	—	—	(223)	(0.01)	518	0.02	110	0.00	498	0.02	295	0.01	498	0.02
Loan program termination fees	—	—	(772)	(0.02)	—	—	—	—	—	—	(772)	(0.02)	—	—
Core earnings	$73,473	$2.20	$58,147	$1.80	$50,002	$1.54	$44,168	$1.36	$43,838	$1.34	$181,622	$5.54	$138,937	$4.24

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Assets and Adjusted Core Return on Average Assets - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands, except per share data)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	2025	2024
GAAP net income	$75,745	$60,939	$12,912	$26,915	$46,743	$149,596	$154,554
Reconciling items (after tax):
Severance expense	—	—	—	1,198	540	—	2,468
Impairment loss on debt securities	—	—	39,875	—	—	39,875	—
Legal settlement	—	—	—	157	—	—	—
(Gains) losses on investment securities	(253)	1,388	(124)	20,035	(322)	1,011	296
Derivative credit valuation adjustment	—	—	210	(306)	185	210	310
FDIC special assessment	—	—	—	—	—	—	518
Unrealized (gain) on equity method investments	—	—	—	(292)	—	—	(8,316)
Unrealized (gain) loss on loans held for sale	—	(223)	518	110	498	295	498
Loan program termination fees	—	(772)	—	—	—	(772)	—
Core net income	$75,492	$61,332	$53,391	$47,817	$47,644	$190,215	$150,328

Average total assets	$23,930,723	$22,362,989	$22,314,963	$22,179,970	$21,230,404	$22,875,476	$21,183,783

Core return on average assets	1.25%	1.10%	0.97%	0.86%	0.89%	1.11%	0.95%

Core Return on Average Common Equity and Adjusted Core Return on Average Common Equity - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands, except per share data)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	2025	2024
GAAP net income to common shareholders	$73,726	$55,846	$9,523	$23,266	$42,937	$139,095	$143,163
Reconciling items (after tax):
Severance expense	—	—	—	1,198	540	—	2,468
Impairment loss on debt securities	—	—	39,875	—	—	39,875	—
Legal settlement	—	—	—	157	—	—	—
(Gains) losses on investment securities	(253)	1,388	(124)	20,035	(322)	1,011	296
Derivative credit valuation adjustment	—	—	210	(306)	185	210	310
FDIC special assessment	—	—	—	—	—	—	518
Unrealized (gain) on equity method investments	—	—	—	(292)	—	—	(8,316)
Loss on redemption of preferred stock	—	1,908	—	—	—	1,908	—
Unrealized (gain) loss on loans held for sale	—	(223)	518	110	498	295	498
Loan program termination fees	—	(772)	—	—	—	(772)	—
Core earnings	$73,473	$58,147	$50,002	$44,168	$43,838	$181,622	$138,937

Average total common shareholders’ equity	$1,878,115	$1,751,037	$1,730,910	$1,683,838	$1,636,242	$1,787,227	$1,580,885

Core return on average common equity	15.52%	13.32%	11.72%	10.44%	10.66%	13.59%	11.74%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Efficiency Ratio and Adjusted Core Efficiency Ratio - Customers Bancorp						Nine Months Ended September 30,
(Dollars in thousands, except per share data)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	2025	2024
GAAP net interest income	$201,912	$176,703	$167,446	$167,821	$158,545	$546,061	$486,583

GAAP non-interest income (loss)	$30,191	$29,606	$(24,490)	$(391)	$8,557	$35,307	$60,825
(Gains) losses on investment securities	(334)	1,797	(160)	26,678	(394)	1,303	425
Derivative credit valuation adjustment	—	—	270	(407)	226	270	390
Unrealized (gain) on equity method investments	—	—	—	(389)	—	—	(11,041)
Unrealized (gain) loss on loans held for sale	—	(289)	667	147	607	378	607
Impairment loss on debt securities	—	—	51,319	—	—	51,319	—
Loan program termination fees	—	(1,000)	—	—	—	(1,000)	—
Core non-interest income	29,857	30,114	27,606	25,638	8,996	87,577	51,206
Core revenue	$231,769	$206,817	$195,052	$193,459	$167,541	$633,638	$537,789

GAAP non-interest expense	$105,217	$106,626	$102,771	$110,375	$104,018	$314,614	$306,639
Severance expense	—	—	—	(1,595)	(659)	—	(3,219)
FDIC special assessment	—	—	—	—	—	—	(683)
Legal settlement	—	—	—	(209)	—	—	—
Core non-interest expense	$105,217	$106,626	$102,771	$108,571	$103,359	$314,614	$302,737

Core efficiency ratio (1)	45.40%	51.56%	52.69%	56.12%	61.69%	49.65%	56.29%
(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands, except per share data)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
GAAP total shareholders’ equity	$2,126,059	$1,863,558	$1,864,560	$1,836,683	$1,801,180
Reconciling items:
Preferred stock	(82,201)	(82,201)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$2,040,229	$1,777,728	$1,723,137	$1,695,260	$1,659,757

GAAP total assets	$24,260,163	$22,550,800	$22,423,044	$22,308,241	$21,456,082
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible assets	$24,256,534	$22,547,171	$22,419,415	$22,304,612	$21,452,453

Tangible common equity to tangible assets	8.4%	7.9%	7.7%	7.6%	7.7%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands, except share and per share data)	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
GAAP total shareholders’ equity	$2,126,059	$1,863,558	$1,864,560	$1,836,683	$1,801,180
Reconciling Items:
Preferred stock	(82,201)	(82,201)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$2,040,229	$1,777,728	$1,723,137	$1,695,260	$1,659,757

Common shares outstanding	34,163,506	31,606,934	31,479,132	31,346,507	31,342,107

Tangible book value per common share	$59.72	$56.24	$54.74	$54.08	$52.96